AMERICAN DEPOSITARY SHARES
(Each American Depositary Share
represents one (1) deposited share)


THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR GBp 37.1795 PAR VALUE
ORDINARY SHARES OF
BOOTS GROUP PLC
(INCORPORATED UNDER THE LAWS
OF UNITED KINGDOM)
      The Bank of New York, as
depositary (hereinafter called the
Depositary), hereby certifies (i) that there
have been deposited with the Depositary or
its agent, nominee, custodian, clearing
agency or correspondent, the securities
described above or evidence of the right to
receive such securities, (ii) that at the date
hereof each American Depositary Share
evidenced by this Receipt represents the
amount of such Deposited Securities shown
above, and that
or registered assigns IS THE OWNER OF
________
AMERICAN DEPOSITARY SHARES
hereby evidenced and called, and except as otherwise herein expressly provided, is entitled upon surrender at the Corporate
Trust Office of the Depositary, New York,
New York of this Receipt duly endorsed for transfer and upon payment of the charges as provided on the reverse of this Receipt and in compliance with applicable laws or governmental regulations, at Owners option
(1) to delivery at the office of the agent, nominee, custodian, clearing agency or correspondent of the Depositary, to a person specified by Owner, of the amount of Deposited Securities represented hereby or evidence of the right to receive the same or
(2) to have such Deposited Securities
forwarded at his cost and risk to him at the Corporate Trust Office of the Depositary.
The words Deposited Securities wherever
used in this Receipt shall mean the Shares described herein (including such evidence of the right to receive the same) deposited with the Depositary as aforesaid, and any and all other shares, securities, cash and other property held by the Depositary in place thereof or in addition thereto as provided herein. The word Owner wherever used in this Receipt shall mean the name in which this Receipt is registered upon the books of the Depositary from time to time. The
Depositarys Corporate Trust Office is
located at a different address than its
principal executive office. Its Corporate
Trust Office is located at 101 Barclay Street,
New York, New York 10286, and its
principal executive office is located at One
Wall Street, New York, New York 10286.


1.	RECEIPTS.
      This Receipt is one of a continuing
issue of Receipts, all evidencing rights of
like tenor with respect to the Deposited
Securities, and all issued or to be issued
upon the terms and conditions herein
provided, which shall govern the continuing
arrangement by the Depositary with respect
to initial deposits as well as the rights of
holders and Owners of Receipts subsequent
to such deposits.
      The issuer of the Receipts is deemed
to be the legal entity resulting from the
agreement herein provided for.
      The issuance of Receipts against
deposits generally may be suspended, or the
issuance of Receipts against the deposit of
particular securities may be withheld, if
such action is deemed necessary or
advisable by the Depositary at any time and
from time to time because of any
requirements of any government or
governmental body or commission or for
any other reason.  The Depositary assumes
no liability with respect to the validity or
worth of the Deposited Securities.
2.	TRANSFER OF RECEIPTS.
      Until the surrender of this Receipt in
accordance with the terms hereof, the
Depositary will maintain an office in the
Borough of Manhattan, the City of New
York, for the registration of Receipts and
transfers of Receipts where the Owners of
Receipts may, during regular business
hours, inspect the transfer books of the list
of Owners of Receipts as maintained by the
Depositary.  The transfer of this Receipt is
registrable on the books of the Depositary at
its Corporate Trust Office by the holder
hereof in person or by duly authorized
attorney, upon surrender of this Receipt
properly endorsed for transfer or
accompanied by proper instruments of
transfer and funds sufficient to pay any
applicable transfer taxes, and the fees and
expenses of the Depositary and upon
compliance with such regulations, if any, as
the Depositary may establish for such
purpose, consistent with the provisions of
Article 16 hereof.  This Receipt may be split
into other such Receipts, or may be
combined with other such Receipts into one
Receipt, representing the same aggregate
number of American Depositary Shares as
the Receipt or Receipts surrendered.  Upon
such split or combination not involving a
transfer, a charge will be made as provided
herein.  The Depositary may close the
transfer books at any time or from time to
time when deemed expedient by it in
connection with the performance of its
duties hereunder.
3.	PROOF OF CITIZENSHIP OR
RESIDENCE.
      The Depositary may require any
holder or Owner of Receipts, or any person
presenting securities for deposit against the
issuance of Receipts, from time to time, to
file such proof of citizenship or residence
and to furnish such other information, by
affidavit or otherwise, and to execute such
certificates and other instruments as may be
necessary or proper to comply with any laws
or regulations relating to the issuance or
transfer of Receipts, the receipt or
distribution of dividends or other property,
or the taxation thereof or of receipts or
deposited securities, and the Depositary may
withhold the issuance or registration of
transfer of any Receipt or payment of such
dividends or delivery of such property from
any holder, Owner or other person, as the
case may be, who shall fail to file such
proofs, certificates or other instruments.
4.	TRANSFERABILITY/RECORD-
OWNERSHIP.
      It is a condition of this Receipt and
every successive holder and Owner of this
Receipt by accepting or holding the same
consents and agrees, that title to this Receipt
when properly endorsed or accompanied by
proper instruments of transfer, is
transferable by delivery with the same effect
as in the case of a negotiable instrument,
provided, however, that prior to the due
presentation of this Receipt for registration
of transfer as above provided, and subject to
the provisions of Article 9 below, the
Depositary, notwithstanding any notice to
the contrary, may treat the person in whose
name this Receipt is registered on the books
of the Depositary as the absolute owner
hereof for the purpose of determining the
person entitled to distribution of dividends
or other purposes.
5.	TAX LIABILITY.
      The Depositary shall not be liable
for any governmental taxes, assessments or
charges or corporate assessments or charges
which may become payable in respect of the
Deposited Securities, but a ratable part of
any and all of the same whether such tax,
assessment or charge becomes payable by
reason of any present or future law, statute,
charter provision, by-law, regulation or
otherwise, shall be payable by the Owner
hereof to the Depositary at any time on
request.  Upon the failure of the holder or
Owner of this Receipt to pay any such
amount, the Depositary may sell for account
of such Owner an amount of the Deposited
Securities equal to all or any part of the
amount represented by this Receipt, and
may apply the proceeds in payment of such
obligations, the Owner hereof remaining
liable for any deficiency.
6.	REPRESENTATIONS AND
WARRANTIES.
      Every person presenting securities
for deposit shall be deemed thereby to
represent and warrant that such securities
and each certificate therefor are validly
issued, fully paid and non-assessable and
that the person making such deposit is duly
authorized so to do.  Every such person shall
also be deemed to represent that the deposit
of such securities and the sale of Receipts
evidencing American Depositary Shares
representing such securities by that person
are not restricted under the Securities Act of
1933.  Such representations and warranties
shall survive the deposit of such securities
and issuance of Receipts.
      This Receipt is issued subject, and
all rights of the holder or Owner hereof are
expressly subject, to the terms and
conditions set forth on both sides of this
Receipt, all of which form a part of the
agreement evidenced in this Receipt and to
all of which the holder or Owner hereof by
accepting this Receipt consents.
7.	REPORTS OF ISSUER OF DEPOSITED
SECURITIES; VOTING RIGHTS.
      The Depositary shall be under no
obligation to give notice to the holder or
Owner of this Receipt of any meeting of
shareholders or of any report of or
communication from the issuer of the
Deposited Securities, or of any other matter
concerning the affairs of such issuer, except
as herein expressly provided.  The
Depositary undertakes to make available for
inspection by holders and Owners of the
Receipts at its Corporate Trust Office, any
reports and communication received from
the issuer of the Deposited Securities which
are both (i) received by the Depositary as
the holder of the Deposited Securities, and
(ii) made generally available to the holders
or Owners of the Deposited Securities by
the issuer thereof.  Such reports and
communications will be available in the
language in which they were received by the
Depositary from the issuer of the Deposited
Securities, except to the extent, if any, that
the Depositary in its sole discretion elects to
both (i) translate into English any of such
reports or communications that were not in
English when received by the Depositary
and (ii) make such translation, if any,
available for inspection by holders and
Owners of the Receipts.  The Depositary has
no obligation of any kind to translate any of
such reports or communications or to make
such translation, if any, available for such
inspection.
      The issuer of the Deposited
Securities furnishes the Securities Exchange
Commission (hereinafter called the
Commission) with certain public reports
and documents required by foreign law or
other wise under Rule 12g3-2(b) of the
Securities Act of 1934.  Such reports and
documents are available for inspection and
copying by holders of Receipts at the public
reference facility maintained by the
Commission in Washington, D.C.
      The Depositary may in its sole
discretion, but shall not be required to,
exercise any voting rights which may exist
in respect of the Deposited Securities,
provided that upon the written request of the
Owner hereof and the payments to it of any
expense involved, the Depositary will
endeavor in so far as practicable to exercise
any such then existing voting rights with
respect to an amount of the Deposited
Securities represented hereby in accordance
with such request.
8.	DISTRIBUTIONS.
      Until the surrender of this Receipt,
the Depositary shall distribute or otherwise
make available to the Owner hereof, at a
time and in such manner as it shall
determine, any distributions of cash,
subscription or other rights, securities
described above or other property or
securities received with respect to the
amount of Deposited Securities represented
hereby, after deduction, or upon payment of
the fees and expenses of the Depositary
described in Article 14 below, and the
withholding of any taxes in respect thereof,
provided, however, that the Depositary shall
not make any distribution which in the
opinion of counsel would violate the
Securities Act of 1933 or any other
applicable law.  In such case, the Depositary
may sell such subscription or other rights,
securities or other property.  In lieu of
distributing fractional shares, the Depositary
may, in its discretion, sell the amount of
securities or property equal to the aggregate
of any fractional shares.  Except as
otherwise provided, in the case of
subscription or other rights, the Depositary
shall issue warrants for such subscription or
other rights and shall seek instructions from
the Owner of this Receipt as to the
disposition to be made of such subscription
or other rights. In the absence of such
instructions, the Depositary may sell such
rights if they are about to lapse.  Sales of
subscription or other rights, securities or
other property by the Depositary shall be
made at such time and in such manner as the
Depositary may deem advisable, and in such
case, the Depositary shall distribute to the
Owner hereof the net proceeds after
deduction of its fees and expenses described
in Article 14 below and the withholding of
taxes in respect thereof.
      If the Depositary shall find in its
opinion that any cash distribution is not
convertible in its entirety or with respect to
the Owners of a portion of the Receipts, on
a reasonable basis into U.S. Dollars
available to it in the City of New York, or if
any required approval or license of any
government or agency for such conversion
is denied or is not obtainable within a
reasonable period, the Depositary may in its
discretion make such conversion and
distribution in U.S. Dollars to the extent
possible, at such time and rates of
conversion as the Depositary shall deem
appropriate, to the Owners entitled thereto
and shall with respect to any such currency
not converted or convertible either
(i) distribute such currency to the holders
entitled thereto or (ii) hold such currency for
the respective accounts of such Owners and
distribute appropriate warrants or other
instruments evidencing rights to receive
such foreign currency.
9.	RECORD DATES
ESTABLISHED BY DEPOSITARY.
      Whenever any cash dividend or
other cash distribution shall become payable
or any distribution other than cash shall be
made, or whenever rights shall be offered,
with respect to Deposited Securities, or
whenever the Depositary shall receive
notice of any meeting of Owners of
Deposited Securities, or whenever it is
necessary in the opinion of the Depositary to
determine the Owners of Receipts, the
Depositary will fix a record date for the
determination of the Owners generally or
the Owners of Receipts who shall be entitled
to receive such dividend, distribution or
rights, or the net proceeds of the sale
thereof, or to give instructions for the
exercise of voting rights at any such
meeting.  Surrender of this Receipt for
registration of transfer subsequent to any
such record date and prior to the date of
payment, distribution or meeting shall not
affect the right of the Owner hereof on such
record date to receive such payment or
distribution or to direct the manner of voting
the Deposited Securities represented hereby.
10.	FORWARDING AND
DELIVERY OF DEPOSITED
SECURITIES.
      At any time the Depositary may, in
its sole discretion, cause any or all
Deposited Securities to be forwarded at the
cost and risk of the holders or Owners of the
Receipts to the Corporate Trust Office of the
Depositary or to any agent, nominee,
custodian, clearing agency, or correspondent
of the Depositary, to be held by the
Depositary, or such agent, nominee,
custodian, clearing agency, or
correspondent, in which case the Owner
hereof shall have, in lieu of the option set
forth in clauses (1) and (2) of the first
Article on the face hereof, the right only to
have the Depositary or the office of such
agent, nominee, custodian, clearing agency,
or correspondent, to or upon the order of
such Owner, forward such an amount of
Deposited Securities as are represented
hereby upon the surrender of this Receipt
properly endorsed or accompanied by
proper instruments of transfer and upon
payment of the applicable fees, taxes and
charges.  The Depositary shall not incur any
liability to any holder or Owner of this
Receipt by reason of any such forwarding or
failure to forward any or all Deposited
Securities.
11.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      Upon (i) any change in par value or
any subdivision, combination or any other
reclassification of the Deposited Securities,
or (ii) any recapitalization, reorganization,
sale of assets substantially as an entirety,
merger or consolidation affecting the issuer
of the Deposited Securities or to which it is
a party, or (iii) the redemption by the issuer
of the Deposited Securities at any time of
any or all of such Deposited Securities
(provided the same are subject to
redemption), then and in any such case the
Depositary shall have the right to exchange
or surrender such Deposited Securities and
accept and hold hereunder in lieu thereof
other shares, securities, cash or property to
be issued or delivered in lieu of or in
exchange for, or distributed or paid with
respect to, such Deposited Securities.  Upon
any such exchange or surrender, the
Depositary shall have the right, in its
discretion, to call for surrender of this
Receipt in exchange (upon payment of fees
and expenses of the Depositary) for one or
more new Receipts of the same form and
tenor as shares, securities, cash or property.
In any such case the Depositary shall have
the right to fix a date after which this
Receipt shall only entitle the Owner to
receive such new Receipt or Receipts.  The
Depositary shall mail notice of any
redemption of Deposited Securities to the
Owner of Receipts, provided that in the case
of any redemption of less than all of the
Deposited Securities the Depositary shall
draw in such manner as it shall determine an
equivalent number of American Depositary
Shares and shall mail notice of redemption
only to the Owners of Receipts evidencing
the American Depositary Shares so drawn
for redemption in part.  The sole right of the
Owners of Receipts evidencing American
Depositary Shares designated for
redemption after the mailing of such notice
of redemption shall be to receive the cash,
rights and other property applicable to the
same, upon surrender to the Depositary (and
upon payment of its fees and expenses) of
the Receipts evidencing such American
Depositary Shares.
12.	LIABILITY OF DEPOSITARY.
      The Depositary shall not incur any
liability to any holder or Owner of this
Receipt, if by reason of any provisions of
any present or future law of the United
States of America, or of any state thereof, or
of any foreign country, or political
subdivision thereof, or by reason of any
provision, present or future, of the charter,
certificate of incorporation, memorandum or
articles of association, statutes, code of
regulations, by-laws or resolutions of the
issuer of the Deposited Securities, the
Depositary shall be prevented or forbidden
from or subjected to any civil or criminal
penalty or extraordinary expenses on
account of doing or performing any act or
thing which by the terms hereof it is
provided shall be done or performed; nor
shall the Depositary incur any liability to
any holder or Owner hereof by reason of
any delay in the performance or non-
performance of any act or thing which by
the terms hereof it is provided shall be done
or performed, caused as aforesaid or arising
out of any act of God or war or any other
circumstances beyond its control, or by
reason of any exercise of, or failure to
exercise, any discretion provided for herein.
      So long as the Depositary acts or
omits to act in good faith it shall not be
responsible for any failure to carry out any
requests to vote or for the manner or effect
of any vote made either with or without
request, or for not exercising any right to
vote.
      The Depositary does not assume any
obligation and shall not be subject to any
liability to holders or Owners hereunder
other than agreeing to use its best judgment
and good faith in the performance of such
duties as are set forth herein, including,
without limitation, the time and rates for
conversion of any foreign currency into U.S.
Dollars.
      The Depositary shall be under no
obligation to appear in, prosecute or defend,
any action, suit or other proceeding in
respect of any of the Deposited Securities or
in respect of the Receipts, which in its
opinion may involve it in expense or
liability, unless indemnity satisfactory to it
against all expense and liability be furnished
as often as may be required.  The Depositary
shall not be liable for any action or non-
action by it in reliance upon the advice of or
information from legal counsel, accountants
or any other persons believed by it in good
faith to be competent to give such advice or
information.
      The Depositary, subject to Article 15
hereof, may itself become the owner of and
deal in securities of any class of the issuer of
the Deposited Securities and in Receipts of
this issue.
13.	TERMINATION OF AGREEMENT
AND SURRENDER OF THIS RECEIPT.
      The Depositary may at any time
terminate the agreement evidenced by this
Receipt and all other Receipts by mailing
notice of such termination to the Owners of
all Receipts then outstanding to them at their
addresses appearing upon the books of the
Depositary, at least thirty days prior to the
date fixed in such notice for termination.
On and after such date of termination the
Owner hereof, upon surrender of this
Receipt at the Corporate Trust Office of the
Depositary, will be entitled to delivery of
the amount of the Deposited Securities
represented hereby upon the same terms and
conditions, and upon payment of a fee at the
rates provided herein with respect to the
surrender of this Receipt for Deposited
Securities and on payment of applicable
taxes and charges.  The Depositary may
convert any dividends received by it in cash
after the termination date into U.S. Dollars
as herein provided, and after deducting
therefrom the taxes and governmental
charges herein referred to, hold the balance
of said dividends for the pro rata benefit of
the Owners of the respective Receipts.  As
to any Receipts not so surrendered within
thirty days after such date of termination the
Depositary shall thereafter have no
obligation with respect to the collection or
disbursement of any subsequent dividends
or any subscriptions or other rights accruing
on the Deposited Securities.  After the
expiration of six months from such date of
termination the Depositary may sell any
remaining Deposited Securities in such
manner as it may determine, and may
thereafter hold uninvested the net proceeds
of any such sale or sales together with any
dividends received prior to such sale or the
U.S. Dollars received on conversion thereof,
unsegregated and without liability for any
interest thereon, for the pro rata benefit of
the Owners of the Receipts which have not
therefore been surrendered for cancellation,
such Owners thereupon becoming general
creditors of the Depositary with respect to
such net proceeds.  After making such sale,
or if no such sale can be made after the
expiration of two years from such date of
termination, the Depositary shall be
discharged from all obligations whatsoever
to the holders and Owners of the Receipts
except to make distribution of the net
proceeds of sale and of such dividends (after
deducting all fees, charges and expenses of
the Depositary) or of the Deposited
Securities in case no sale can be made upon
surrender of the Receipts.
14.	CERTAIN FEES AND
CHARGES OF THE DEPOSITARY.
      The Depositary may charge fees for
receiving deposits and issuing Receipts, for
delivering Deposited Securities against
surrendered Receipts, for transfer of
Receipts, for splits or combinations of
Receipts, for distribution of each Dividend,
for sales or exercise of Rights, or for other
services performed hereunder.  The
Depositary fees may differ from those of
other Depositaries.  The Depositary reserves
the right to modify, reduce or increase its
fees upon thirty (30) days notice to the
Owner hereof.  The Depositary will provide,
without charge, a copy of its latest fee
schedule to any party requesting it.
15.	PRE-RELEASE OF RECEIPTS.
      Notwithstanding any other provision
of this Receipt, the Depositary may execute
and deliver Receipts prior to the receipt of
Shares (Pre-Release), the Depositary may
deliver Shares upon the receipt and
cancellation of Receipts which have been
Pre-Released, whether or not such
cancellation is prior to the termination of
such Pre-Release or the Depositary knows
that such Receipt has been Pre-Released.
The Depositary may receive Receipts in lieu
of Shares in satisfaction of a Pre-Release.
Each Pre-Release will be (a) preceded or
accompanied by a written representation
from the person to whom Receipts are to be
delivered that such person, or its customer,
owns the Shares or Receipts to be remitted,
as the case may be, (b) at all times fully
collateralized with cash or such other
collateral as the Depositary deems
appropriate, (c) terminable by the
Depositary on not more than five (5)
business days notice, and (d) subject to such
further indemnities and credit regulations as
the Depositary deems appropriate.  The
number of American Depositary Shares
which are outstanding at any time as a result
of Pre-Releases will not normally exceed
thirty percent (30%) of the Shares deposited
with the Depositary; provided, however, that
the Depositary reserves the right to change
or disregard such limit from time to time as
it deems appropriate.
      The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing.
16.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
      Notwithstanding any terms of this
Receipt to the contrary, the Depositary will
not exercise any rights it has under this
Receipt to prevent the withdrawal or
delivery of Deposited Securities in a manner
which would violate the United States
securities laws including, but not limited to,
Section 1A(1) of the General Instructions to
the Form F-6 Registration Statement, as
amended from time to time, under the
Securities Act of 1933.
17.	GOVERNING LAW.
      This Receipt shall be interpreted and
all rights hereunder and provisions hereof shall be governed by the laws of the State of New York.




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